Exhibit 5.1
Law Offices
JOEL BERNSTEIN, ESQ.
2509 NW 63rd Street
Suite 300
Boca Raton, FL 33496

April 20, 2022

Stabilis Solutions, Inc.
11750 Katy Freeway, Suite 900
Houston, TX 77079

Ladies and Gentlemen:

We have acted as a counsel to Stabilis Solutions, Inc., a Florida corporation (the “Company”), in connection with its filing of a registration statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”). The Registration Statement relates to the offering for resale from time to time of 13,444,944 shares of common stock, $.001 par value, of the Company (the “Common Stock”) for the account of the selling shareholders identified in the Registration Statement.

For purposes of the opinion we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the Articles of Incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) resolutions of the Board of Directors of the Company (the “Board”) with respect to the original issue of the Common Stock; (iv) the specimen Common Stock certificate of the Company; (v) certain corporate records of the Company, certificates of public officials, and of representatives of the Company; and (vi) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded.

We are, in this opinion, opining only on the Florida Business Corporation Act of the State of Florida (the “FBCA”). We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Florida, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Common Stock has been duly authorized by all necessary corporate action of the Company, and is validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                            Yours very truly,

                             s/Joel Bernstein, Esq.Law Offices